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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of the Bradley Operating Limited Partnership on Amendment No. 1 to Form S-3 (File No. 333-36577) of our report dated March 13, 1996, on our audits of the consolidated financial statements of the Tucker Properties Corporation as of December 31, 1995 and 1994 and for the years then ended contained in the Bradley Operating Limited Partnership Form 10/A-1 registration statement dated October 31, 1997. We also consent to the reference to our firm under the caption "Experts."




                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.



Chicago, Illinois
October 31, 1997